SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 21, 2008

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

665 Martinsville Road, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2008, Michael W. Johnson was appointed as Chief Financial Officer of Analytical Surveys, Inc. (the “Company”).  Simultaneous with the appointment of Mr. Johnson, Lori Jones resigned as the Company’s interim Principal Financial Officer.  Ms. Jones will continue to serve as a member of the Company’s Board of Directors.

Mr. Johnson is the founder and chief executive officer of Trumpe Global Enterprises, a management consulting firm, and served as a Managing Director and Chief Financial Officer of JP Morgan Chase in their Technology & Operations division from September 2000 to December 2005.  Prior to joining JP Morgan Chase, Mr. Johnson was an Executive Vice President and Chief Financial Officer of African Continental Telecommunications Holdings Ltd., an African satellite telecommunications venture, from August 1997 to August 2000.  Mr. Johnson served as Senior Vice President of Finance and Administration for NFL Properties from April 1996 to July 1997.  From 1982 to 1996, Mr. Johnson served in various capacities at AT&T, including Chief Financial Officer and Vice President of General Business Communication Systems.

Pursuant to the terms of Mr. Johnson’s employment with the Company, he is entitled to an annual base compensation of $45,000.

There are no family relationships between Mr. Johnson and any of our executive officers and directors

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 21, 2008

ANALYTICAL SURVEYS, INC.

/s/ James Kerstein
Name:             James Kerstein
Title:               Chief Executive Officer